                                                                   EXHIBIT 10.20

                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT (this "Agreement"), is entered into as of March 6, 1997 by the following:

         (i)      William P. Rutledge, an individual (hereinafter "Rutledge");
                  and

         (ii) Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), Teledyne, Inc., a Delaware corporation (the "Company"), Allegheny Ludlum Corporation, a Pennsylvania Corporation ("ALC"), for themselves and on behalf of their respective parents, subsidiaries and affiliates (together with the ATI, the Company and ALC, collectively, the "Company Parties").

                                    RECITALS

         A. WHEREAS, Rutledge is a party to various agreements with certain of the Company Parties, including (i) various non-qualified stock option agreements with the Company (collectively, the "Option Agreements"), and (ii) various other agreements or arrangements with certain of the Company Parties (all such agreements or arrangements other than the Option Agreements collectively, the "Rutledge Agreements"), including without limitation the employment, severance and similar agreements; and

         B. WHEREAS, Rutledge currently serves as a director and officer of ATI and the Company;

         C. WHEREAS, Rutledge has now decided to pursue other opportunities;

         D. WHEREAS, ATI desires to have the benefit of Rutledge's services as a consultant regarding its non-metals business and as a director of Teledyne Industries International, Inc. ("TIII") for a period following the date hereof; and

         E. WHEREAS, subject to the terms and conditions of this Agreement, Rutledge and the Company Parties wish (i) to provide for the termination of the employment and other relationships (except as otherwise set forth herein) between Rutledge, on the one hand, and each of the Company Parties, on the other, (ii) to set forth the terms of the severance due to Rutledge in connection with such termination, and (iii) to provide for Rutledge's continued service to the Company as a consultant and director of TIII until April 1, 2000.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and releases set forth below, Rutledge and the Company Parties hereby agree as follows:

         1. Termination of Employment; Release of Claims.

         Subject to Rutledge's right to revoke his consent to this Agreement as set forth in Paragraph 6 below:

                  a. Resignations and Termination of Employment. Effective upon the execution of this Agreement (the "Effective Date"), Rutledge hereby resigns from each position he holds as a director, officer or employee of ATI (and of each direct and indirect subsidiary of ATI, except as to TIII as described below) and ATI (on behalf of itself and its direct and indirect subsidiaries, except as to TIII as described below) hereby accepts such resignation. Notwithstanding the foregoing, until April 1, 2000 Rutledge shall serve as a director of TIII, a wholly owned subsidiary of the Company and his services as such will involve no managerial duties or responsibilities in addition to those normally attendant to a director.

                  b. Release of Claims. As evidenced by their execution of Attachment A hereto (which attachment is an integral part of this Agreement), Rutledge, Rutledge's spouse and the Company Entities (as defined in said Attachment A) hereby give the releases set forth in Attachment A. By the releases set forth therein, Rutledge and Rutledge's spouse shall release all claims against the Company Entities (except as otherwise set forth in this Agreement), in consideration of the payment of the Severance Amount set forth below and the releases given by the Company Entities in Attachment A.

         2. Severance Arrangements.

                  a. Severance Payment. Unless Rutledge has revoked his consent to this Agreement pursuant to Paragraph 6 hereof, Rutledge shall be entitled to a single cash payment of $3,130,000 (the "Severance Payment") as severance pay and in substitution for any other severance payment, reimbursements for expenses, bonus payments or other amounts or benefits Rutledge may heretofore have been entitled to in connection with the termination of his employment (except for compensation earned pursuant to his services at the Company through the date of his resignation as referred to in clause a. of Paragraph 1 hereof and as set forth in clause c. of this Paragraph 2). Upon the Effective Date, the Company shall pay the cash portion of the Severance Payment to Rutledge, less applicable deductions, in a lump sum by business check or wire transfer of funds to an account designated in advance by Rutledge. In addition to the Severance Payment, Rutledge shall be entitled to receive the compensation for services rendered in 1997 prior to his termination of employment which shall include (i) a portion of the bonus he would have received had he served as an executive employee of the Company for all of 1997 (pro rated to reflect the portion of 1997 during which Rutledge so served), to be determined according to the same standards and paid to Rutledge at the same time as the comparable bonuses to other Company executives are paid, and (ii) the amount credited to his Bank, as defined under the Teledyne, Inc. EVA Incentive Plan (the "EVA Plan"), the aggregate amount of which is presently $213,849, in accordance with the terms of the EVA Plan as if he remained an employee of one or more of the Company Parties for the period such payment would be made.

                  b. Consulting Services. Commencing upon the Effective Date and continuing until April 1, 2000, (the "Consulting Period") Rutledge agrees
(i) to make himself available from time to time as and to the extent the Chairman of ATI may reasonably request in writing to provide services as a consultant to the Chairman of ATI with regard to the non-metals businesses of ATI for the number of hours requested in writing by the Chairman of ATI (the "Consulting Services"); provided, however, that in no event will the Consulting Services be so extensive as to preclude Rutledge taking other, full-time employment. Rutledge shall during the period of this consultancy (x) be entitled to use the title "Consultant to ATI," and (y) be reimbursed by the Company for his reasonable and documented expenses incurred in connection with the Consulting Services. In addition to the provision of benefits described in subparagraph d. below and the use of a telephone, car and office space described in this subparagraph b., Rutledge shall be entitled to a monthly retainer of $23,000 per month and an hourly payment of $500 for each hour in addition to forty Rutledge provides such services to ATI in a particular month (the "Consulting Fees"). The Consulting Fees shall be paid as follows:

                  (1) at the end of each calendar month during which Rutledge has been available to consult with ATI pursuant to this Agreement, $23,000.00 (a "Monthly Payment"); and

                  (2) at the end of each calendar quarter, the excess, if any, of (A) $500 for each hour that Rutledge actually consulted at the request of the Chairman of ATI in excess of forty in any month during that quarter.

The foregoing payments will be reflected on Form 1099, a copy of which will be provided to Consultant. In addition, beginning on the Effective Date and continuing throughout the Consulting Period (or, if earlier, until Rutledge accepts other full-time employment), Rutledge (i) shall have the use, at Rutledge's cost and expense for toll or other fees, of a Company telephone line previously installed at Rutledge's residence and (ii) the exclusive use, at the Company's expense, of the 1993 Ford Taurus provided by the Company to Rutledge for Rutledge's use prior to the Effective Date. Furthermore, beginning on the Effective Date and continuing until the earlier of December 31, 1997 or the date on which the Company's office space at 2049 Century Park East in Los Angeles is in whole or in part sublet, the Company shall provide Rutledge with reasonable office space. No secretary shall be assigned to Rutledge. Rutledge shall have reasonable access to secretarial and office services at 2049 Century Park East in Los Angeles for the period of time office space is made available to him hereunder to the extent Company secretarial personnel are available in light of their normally assigned duties.

                  c. Accrued Benefits Under Pension and 401(k) Plans. Rutledge shall have the right to receive any and all benefits accrued under any one or more of the qualified and non-qualified retirement plans in which Rutledge participated prior to the Effective Date (collectively, the "Retirement Plans"), each in accordance with its respective terms and conditions. Severance Payments, Consulting Fees and any other amounts paid in connection with this Agreement (other than amounts earned pursuant to his services at the Company through the date of resignation) shall not be taken into account for determining the benefits under any Retirement Plan. Notwithstanding anything to the contrary herein, nothing in this Agreement shall reduce the amount of Rutledge's benefits accrued under any one or more of the Retirement Plans of the Company and its subsidiaries.

                  d. Continuation of Certain Benefits. As additional compensation for the Consulting Services and subject to the ability of the Company to provide such benefits consistent with applicable law and insurance policies, if any, (i) until the earlier of (a) April 1, 2000 or (b) Rutledge's being covered under the health plan of a subsequent employer which provides Rutledge the opportunity to secure coverage for dependents without exclusion for pre-existing conditions, Rutledge (and his spouse and dependents, if elected by Rutledge) shall be eligible to participate on the same basis as senior executive employees of the Company in the Company's group medical, dental and comparable insurance plans, as if Rutledge had remained such a senior executive employee. The period described in the foregoing sentence shall include Rutledge's continuation period under the Consolidated Omnibus Budget Reconciliation Act and (ii) until the second anniversary of the Effective Date, Rutledge shall continue to be eligible to participate in the Company's life insurance plans on the same basis as he currently participates in such plans. After the Effective Date, and for so long as Rutledge continues, pursuant to this Agreement, to provide services to the Company or its subsidiaries as comprehended by the Company's stock option plans and the awards thereunder, Rutledge shall continue to have all of the rights and benefits under the Option Agreements in accordance with their terms.

                  e. Other Items. The Company shall assign, to the extent assignable by the Company under the respective lease agreements without cost or liability to the Company, the automobile leases with respect to the two automobiles currently used by Rutledge and leased through the Company to Rutledge and, from and after the assignment of such leases, Rutledge shall pay all costs and expense in connection with such leases. The Company shall assign to Rutledge, to the extent not presently personal to Rutledge and assignable by the Company under the rules of the respective clubs, the memberships currently used by Rutledge in the Los Angeles Country Club, Laurel Valley Golf Club, the California Club and the Duquesne Club; provided, however, Rutledge shall reimburse the Company for the $7,500 initiation fee paid by the Company in connection with the Rutledge's membership in the Duquesne Club. Rutledge shall pay all membership dues and other fees in connection with each and all memberships from and after the Effective Date. Rutledge shall purchase from the Company, and the Company shall sell to Rutledge, the office equipment and furniture currently used by Rutledge at the offices of the Company in exchange for a payment equal to the depreciated historical book value of such items on the books of the Company.

         3. Prior Agreements Superseded and Terminated.

         As of the Effective Date, this Agreement shall supersede all of the Rutledge Agreements but not the Option Agreements or the Retirement Plans, which shall continue in full force and effect in accordance with their terms.

         4. Rutledge's Continuing Obligations. Rutledge acknowledges and agrees that he is obligated by existing contracts and by operation of law not to disparage the business or operations of the Company and to maintain the confidentiality of the trade secrets and other

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

confidential information of any of the Company Parties not publicly known. In light of these facts and in consideration of Rutledge's past employment by the Company Parties, the payment to him of the Severance Payment and the Consulting Fees, and the mutual covenants and releases contained herein, Rutledge covenants and agrees with each of the Company Parties as follows:

                  a. Confidential Information; No Disparagement. Rutledge shall not disparage the business or operations of the Company and shall protect, and shall not use or divulge, disclose, or communicate to any other person or entity, any of the trade secrets or confidential information of any of the Company Parties (including without limitation through the sale, license or other exploitation of any product or service which embodies, in whole or in part, any such trade secret or confidential information), except as disclosure shall be compelled by judicial process or otherwise required by law. The non-disparagement provisions of this paragraph 4.a shall not apply to litigation between Rutledge and one or more of the Company Parties concerning this Agreement.

                  b. Confidentiality of this Agreement. This Agreement and its provisions are intended to be confidential. Accordingly, except to the extent made public to satisfy the public disclosure or financial or accounting requirements of any of the Company Parties or as may be compelled by court order or otherwise required by law, Rutledge shall not disclose or publicize to any person or entity the terms of this Agreement without the consent of the Company Parties. As reasonably necessary, Rutledge may discuss this Agreement with his wife, attorney, financial advisor, tax advisor, benefit advisor or compensation advisor, provided, however, that each agrees to be bound by the terms of this paragraph to keep the information confidential. It shall not be a breach of this confidentiality provision for Rutledge to advise any future employer, prospective employer or financial institution of Rutledge of the limitations set forth in Paragraph 4.a, above, provided, that no other term or provision of this Agreement is disclosed thereby. This paragraph 4.b shall not apply to litigation between Rutledge and any one or more of the Company Parties concerning this Agreement.

                  c. Remedies for Breach. This Paragraph 4 shall inure to the benefit of each of the Company Parties and their successors and assigns. Rutledge acknowledges and agrees that if he breaches or threatens to breach his covenants in this Paragraph 4, his actions may cause irreparable harm and damage to the Company Parties which could not be adequately compensated in damages. Accordingly, if Rutledge breaches or threatens to breach this Paragraph 4, then the Company Parties, and each of them and any successor or assign thereof, shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company Parties hereunder or otherwise, provided, however, no such relief shall have the effect of terminating the availability of coverage, to the extent then available under the plans or provided under this Agreement, under the Company's group medical, dental and comparable insurance plans prior to applicable date under Section 2.d of this Agreement.

         5. Obligations of Company Not to Disparage; Confidentiality of Agreement. None of the Company Parties shall disparage Rutledge. Except to the extent determined in good faith by one or more of the Company Parties to be necessary or appropriate in connection with the public disclosure or financial reporting requirements of any one or more of the Company Parties, none of the Company Parties shall disclose to any person, other than their respective attorneys or independent accountants or as may be compelled in any judicial or administrative proceeding or as otherwise required by law, the terms of this Agreement. This Paragraph 5 shall not apply to litigation between Rutledge and any one or more of the Company Parties in connection with this Agreement.

         6. Excise Tax Gross-Up Payments.

                  a. Gross-Up Payment. The parties believe that no payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to Rutledge or for Rutledge's benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, Rutledge's employment with any of the Company Parties (any such payment(s) or benefit(s), a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code. In the event that it is determined in a determination (as defined in Section 1313(a) of the Code) from the applicable government taxing authority (a "Final Determination") that any such payment or benefit is so subject or that any interest or penalties are due from Rutledge with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then Rutledge will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Rutledge of all taxes (including any interest or penalties imposed with respect to such taxes and the Excise Tax, other than interest and penalties imposed by reason of Rutledge's failure to file timely a tax return or pay taxes shown due on Rutledge's return), including any Income Tax or Excise Tax imposed upon the Gross-Up Payment, Rutledge retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments as a result of the Final Determination.

                  (b) Company's Right to Defend. The Company may, at its option and sole expense, defend, and control the prosecution and disposition of any proceedings relating to, any assertion by any government taxing authority that any Payment is subject to any Excise Tax. Rutledge shall cooperate in all ways necessary for the Company to carry out such defense.

         7. Rutledge Right to Revoke. Rutledge shall have seven (7) days to revoke this Agreement after he has executed it. This Agreement shall not become effective or enforceable until after seven (7) days have passed following its execution by Rutledge.

         8. Indemnification and Limitations upon Liability. Notwithstanding anything to the contrary in this Agreement (including without limitation the releases set forth in Attachment A): (a) Rutledge shall continue to enjoy the benefits of the limitations upon the liability and the right of indemnification generally provided to persons in any of the capacities in which he served or shall serve any of the Company Parties pursuant to the certificate of incorporation, bylaws or other charter documents of the Company Parties (collectively, the "Charter Documents") or applicable law, provided to any other officer or director or former officer or director of ATI and shall be entitled to enforce such limitations upon liability or right of indemnification as provided in the Charter Documents or under applicable law; and (b) Rutledge shall continue to enjoy the benefits of and have rights to indemnification and insurance coverage provided pursuant to and described in
Section 4.12 of the Agreement and Plan of Merger and Combination dated as of April 1, 1996, as amended and restated by and among ATI, ALC, ALS Merger Corporation, the Company and TDY Merger, Inc. (the "Combination Agreement") in connection with his service as an officer, director or employee of the Company or other Company Parties, and shall be entitled to enforce such Section 4.12 as provided in clause (d) thereof.

         9. Recitals and Paragraph Headings. Each term of this Agreement is contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and paragraph headings are used herein for convenience only, are not part of this Agreement and shall not be used in interpreting or construing it.

         10. Additional Documents. The parties will execute all such further and additional documents and undertake all such other actions as shall be reasonable, convenient, necessary or desirable to document or carry out the provisions of this Agreement (including without limitation such documents as any Company Party may reasonably request in order to document Rutledge's resignations pursuant to Paragraph 1 hereof).

         11. California Law; Choice of Forum. This Agreement was negotiated, executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of California except with regard to its principles of conflicts of laws. The parties hereto agree that the sole and exclusive forum for any suit, action or proceeding under or arising out of this Agreement shall be the state or federal courts located in Los Angeles County, California, provided that the foregoing shall not preclude a suit, action or proceeding in another forum or jurisdiction solely to enforce or realize upon any judgment rendered in a state or federal court suit, action or proceeding otherwise authorized by this Agreement. Each of the parties hereto consents to the in personam jurisdiction of any state or federal court in Los Angeles County, California and waives any objection to the venue of any such suit, action or proceeding.

         12. Entire Agreement; Amendments. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof (with the exception of the Option Agreements and the Retirement Plans). There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein and in the Option Agreements and the Retirement Plans. This Agreement may be amended only by written agreement.

         13. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their heirs, assignees and successors in interest (including successors in any reorganization or merger with any other entity).

         14. Construction of Agreement. Each party has cooperated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

         15. Counterparts. This Agreement may be executed in counterparts, including facsimile counterparts. When each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement which shall be binding upon and effective as to all parties. No counterpart shall be effective until all parties hereto have executed and exchanged an executed counterpart hereof.

         16. No Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         17. Notices. Except as otherwise expressly provided in this Agreement or by law, any and all notices or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto shall be deemed duly served, given, delivered and received (A) when personally delivered to the party to whom it is directed or (B) in lieu of such personal delivery, three (3) days after the date mailed, with postage prepaid, or when sent by facsimile transmission with receipt confirmed by the transmitting facsimile machine, to:

         (i)      If to any of the Company Parties, to

                  Allegheny Teledyne Incorporated
                  Six PPG Place, Tenth Floor
                  Pittsburgh, Pennsylvania 15222
                  ATTN: Jon D. Walton,  Vice President, Secretary
                        and General Counsel
                  FAX:  (412) 394-3010

         (ii)     If to Rutledge, to

                  William P. Rutledge
                  237 Toyopa Drive
                  Pacific Palisades, CA  90272
                  FAX:  (310) 551-4202

Any party may change his or its address for the purpose of this paragraph by giving written notice of such change to the other parties in the manner provided in this paragraph.

         18. Rutledge's Legal Counsel; Reimbursement of Attorneys Fees. Rutledge has been advised by legal counsel in connection with the negotiation, preparation and execution of this Agreement and has been fully apprised of his rights and the significance of the waivers and releases included in Attachment A to this Agreement. Promptly upon Rutledge's demand

(accompanied by reasonable documentation), the Company shall reimburse Rutledge his reasonable attorneys fees and costs relating to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         19. Limitation on Remedies. Notwithstanding anything contained herein to the contrary, neither the Company Parties, on the one hand, nor Rutledge, on the other hand, shall be entitled to rescind or terminate this Agreement or their respective obligations hereunder on account of the other party's breach hereof.

         20. Prevailing Parties Entitled to Fees. In the event that litigation is instituted between any of the parties in connection with any controversy or dispute arising from or under or related to this Agreement, the judgment therein shall include a reasonable sum to be paid to the prevailing party for and on account of attorneys fees and costs incurred in such litigation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXECUTION AND ACKNOWLEDGMENT BY THE COMPANY PARTIES:

         The following execute this Agreement for themselves and on behalf of their respective subsidiaries and affiliates:

ALLEGHENY LUDLUM CORPORATION


By:    /s/ R. P. SIMMONS                    Attest:
     ---------------------------------
         Its:   Chairman                      /s/ JON D. WALTON
              ------------------------      -----------------------------
         Date:   3/10/97
               -----------------------



TELEDYNE, INC.


By:    /s/ R. P. SIMMONS                    Attest:
     ---------------------------------
         Its:   Chairman                      /s/ JON D. WALTON
              ------------------------      -----------------------------
         Date:   3/10/97
               -----------------------



ALLEGHENY TELEDYNE INCORPORATED


By:    /s/ R. P. SIMMONS                    Attest:
     ---------------------------------
         Its:   Chairman                      /s/ JON D. WALTON
              ------------------------      -----------------------------
         Date:   3/10/97
               -----------------------

EXECUTION AND ACKNOWLEDGMENT BY WILLIAM P. RUTLEDGE:

         I freely choose to sign this Agreement on March 6, 1997. I understand that I will have seven (7) days thereafter within which to revoke my acceptance of this expiration of that seven (7) day period.

    /s/ WILLIAM P. RUTLEDGE                 Witness:
------------------------------
    William P. Rutledge                       /s/ GERTRUDE C. RUTLEDGE
                                            -----------------------------

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

                                                                    ATTACHMENT A

        Releases of Rutledge, Rutledge's Spouse and the Company Entities

         THIS ATTACHMENT A (this "Attachment") is an integral part of the Separation Agreement to which it is attached (the "Agreement"). Each capitalized term used in this Attachment and not otherwise defined herein shall have the meanings given to such term in the main body of the Agreement. For purposes of this Attachment A, the term "Company Entities" means each of the Company Parties together with their respective parents, subsidiaries and affiliates.

         Rutledge and the Company Entities, each in order to induce the other to enter into the Agreement, give the following releases as part of the
Agreement:

         1.       Releases by Rutledge

                  a. General Release. Excepting only obligations to be performed by the Company Parties under the Agreement, the Option Agreements and the Retirement Plans, and to the maximum extent permitted by applicable law, Rutledge, on behalf of himself and his heirs, administrators, executors and assigns, and each of them, shall and does hereby forever relieve, release and discharge each of the Company Entities and the past and present parent, subsidiary and affiliated corporations, partnerships, joint ventures, limited liability companies or other entities of any of the Company Entities, as well as their respective owners, shareholders, partners, joint venturers, officers, directors, managers, members, agents, employees, attorneys and representatives, past or present, as well as the heirs, administrators, executors, successors, predecessors and assigns of any of the foregoing (all of the foregoing, collectively, the "Company Entity Releasees"), from any and all causes of action, actions, judgments, liens, acts, promises, agreements, debts, indebtedness, obligations, damages, losses, claims, liabilities, demands, costs and expenses (including without limitation attorneys' fees) of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, fixed or contingent, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity or any arbitrator, whether statutory or administrative or common law, heretofore or hereafter arising out of, connected with or incidental to any dealings between the parties prior to the date of this Agreement or any other fact or matter existing prior to the date of execution of this Attachment (all of the foregoing, "Claims"), including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to
(i) the employment of Rutledge by any of the Company Parties or Rutledge's status as an officer or director of any of the Company Parties, (ii) the separation of that employment and termination of that status, (iii) any of the Rutledge Agreements, or (iv) any dealings between the parties concerning any of the foregoing matters. This release is intended to apply to (1) any claims arising from federal, state or local laws including those which prohibit discrimination on the basis of race, national origin, sex, religion, age, marital status, pregnancy, handicap, perceived handicap, ancestry, sexual orientation, family or personal leave or any other form of discrimination, (2) any common law claims of any kind whatever (including without limitation any contract, tort, and property rights claims such as breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, breach of privacy, misrepresentation, defamation, wrongful termination, tortious infliction of emotional distress, loss of consortium, breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatever), (3) any claims for severance pay, sick leave, family leave, vacation, life insurance, bonuses, incentive compensation, health insurance, disability or medical insurance or any other fringe benefit or compensation,
(4) any claims under laws such as workers' compensation laws, which provide rights and remedies for injuries sustained in the workplace, (5) all rights and claims arising under the Employee Retirement Income Security Act of 1974 ("ERISA"), or pertaining to ERISA regulated benefits, and (6) as set forth in Paragraph 1.b below, all rights and claims arising under the federal Age Discrimination in Employment Act.

                   b. Waiver and Release of Rights or Claims Arising Under the ADEA. Rutledge specifically waives any and all rights or Claims he may have against the Company Entity Releasees, or against any of them, which may have arisen under the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. Section 621 et. seq., as a result of Rutledge's employment, or termination from employment, with the Company Parties. In connection with this waiver and release, Rutledge hereby represents, warrants and agrees as follows:

                  (i) He has been informed that he has a period of at least twenty-one (21) days to consider an unexecuted copy of this Agreement and that, if he chooses to sign this Agreement prior to the expiration of such period, he does so voluntarily;

                  (ii) He understands all of the terms and conditions of this Agreement;

                  (iii) The Company Parties have advised him to consult with an attorney prior to executing the Agreement and this Attachment;

                  (iv) He has consulted or shall consult with an attorney regarding all of the terms and conditions of the Agreement and this Attachment before executing the Agreement and this Attachment;

                  (v) This waiver of any and all ADEA claims is in exchange for consideration in addition to anything of value to which Rutledge is already entitled.

         2. Release by the Company Entities. Excepting only obligations to be performed by Rutledge under this Agreement, the Option Agreements or the Retirement Plans and matters arising out of fraudulent or unlawful conduct by Rutledge, each of the Company Entities does hereby release and forever discharge Rutledge from any and all Claims, known or unknown, suspected to exist or not suspected to exist, anticipated or, not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity or any arbitrator, whether statutory or administrative or common law, heretofore or hereafter arising out of, connected with or incidental to any dealings between the parties prior to the date of this Attachment or any other matter existing prior to the date of execution of this Attachment.

         3. Unknown Claims Released. Each and all of the parties hereto intend and do hereby release any and all claims, whether or not presently known to them. Each of Rutledge and the Company Entities specifically waives the benefits of the provisions of Section 1542 of the Civil Code of the State of California and any other analogous state, federal or foreign law, right or regulation, whether statutory, administrative or common law. Said Section 1542 of the California Civil Code reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of Rutledge and the Company Entities expressly waives and releases any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California, or any similar law or rule of any other jurisdiction, to the full extent that they may waive all such rights and benefits pertaining to the matters released herein. In connection with such waiver and relinquishment, each of Rutledge and the Company Entities acknowledge that he, she or it (i) has made such investigation of the facts pertaining to the matters resolved by this Attachment and of all the matters pertaining thereto, as he, she or it deems necessary, (ii) is aware that he, she or it may hereafter discover claims or facts in addition to or different from those he, she or it now knows or believes to be true with respect to the matters resolved herein, and (iii) is aware that he, she or it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true with respect to the matters released herein. Nevertheless, it is the intention of each party hereto, through this Attachment, to settle and release fully, finally and forever all such matters and all claims relative thereto which may exist or may heretofore have existed between them. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional different claims or facts relative thereto.

         4. No Assignment. Each of the parties represents and warrants that he or it has not heretofore assigned, transferred or granted or purported to assign, transfer or grant any claims, matters, demands or causes of action herein released, disclaimed, discharged or terminated, and agrees to indemnify and hold harmless any other party from and against any and all costs, expense, loss or liability incurred as a consequence of any such assignment.

EXECUTION AND ACKNOWLEDGMENT BY THE COMPANY ENTITIES:

         The following execute this Attachment for themselves and on behalf of their respective subsidiaries and affiliates:


TELEDYNE, INC.                               ALLEGHENY LUDLUM CORPORATION

By:   /s/ R. P. SIMMONS                      By:   /s/ R. P. SIMMONS
    ---------------------------------            ------------------------------
      Its:    Chairman                              Its:   Chairman
            -------------------------                    ----------------------



ALLEGHENY TELEDYNE INCORPORATED

By:   /s/ R. P. SIMMONS
    ---------------------------------
      Its:    Chairman
            -------------------------


EXECUTION AND ACKNOWLEDGMENT BY DR. WILLIAM P. RUTLEDGE

         I freely choose to sign this agreement on March 6, 1997. I understand that I will have seven (7) days thereafter within which to revoke my acceptance of the Separation Agreement (including this Attachment) and that the Separation Agreement (including this Attachment) shall not be effective until the expiration of that seven (7) day period.

    /s/ WILLIAM P. RUTLEDGE                 Witness:
------------------------------
    William P. Rutledge                       /s/ GERTRUDE C. RUTLEDGE
                                            -----------------------------

                            ADDITIONAL CONSIDERATION

         In order to induce the Company Parties (as defined in the Separation Agreement to which this Attachment is a part (the "Agreement")) to enter into the Agreement, I agree to forever release and discharge the Company Party Releasees (as defined above in this Attachment) from any and all Claims (as defined above in this Attachment), of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, fixed or contingent, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity or any arbitrator, including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to the employment of my husband by any of the Company Parties, the separation of that employment, the Rutledge Agreements (as defined in the Agreement), and any dealings between the parties concerning my husband's employment, the Rutledge Agreements, or any other matter existing prior to the date of execution of this Agreement, excepting only those obligations to be performed under the Agreement, the Option Agreements and the Retirement Plans. This release is intended to apply to any and all claims based on common law contract theories or state or federal statutory or constitutional law theories.

         I also specifically waive the benefits of the provisions of Section 1542 of the Civil Code of the State of California and any other analogous state, federal or foreign law, right or regulation, whether statutory, administrative or common law. Said Section 1542 of the California Civil Code reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Executed this 6th day of March, 1997.

                           /s/ GERTRUDE (TRUDY) C. RUTLEDGE
                           --------------------------------
                           Trudy Rutledge,
                           Wife of William P. Rutledge